Marcus & Millichap

COMMERCIAL EARNEST MONEY CONTRACT (Real Estate Purchase Agreement)

THIS DOCUMENT IS MORE THAN A RECEIPT FOR MONEY. THIS DOCUMENT IS INTENDED TO BE A LEGALLY BINDING CONTRACT. READ IT CAREFULLY.

This Earnest Money Contract ("Agreement") concerns the purchase by Envela Corporation, a Nevada corporation, or its assigns (hereinafter referred to as "Buyer") and sale by Mobile Park Investment, Inc., a Texas corporation and the Cochran-Cheston Trust (hereinafter referred to as "Seller") of that certain real property and improvements thereon (collectively, the "Property"), including a three story commercial office building consisting of approximately 72,552 square feet (the "Building") commonly known as 1901 Gateway Drive and generally located in the City of Irving , County of Dallas, State of Texas, and more particularly described on attached **Addendum A** .

The Property shall also include Seller's interests in:

1) Any and all privileges and appurtenances pertaining to the Property, including any right, title and interest of Seller in or to adjacent streets, alleys or right(s)-of-way;
2) Any and all leases, licenses, occupancy agreements, permits, rents, warranties, guarantees, wastewater capacity and/or security deposits with respect to the Property, or any portion thereof;
3) Any and all trade names used in connection with the Property.
4) All personal property utilized by Seller in the operation of the Property that is currently located on the Property.

TERMS AND CONDITIONS

For the mutual covenants contained in this Agreement, Seller agrees to convey the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the following terms and conditions:

1) **PURCHASE PRICE:** The total purchase price for the Property is Three Million Seven Hundred Thousand Dollars ($3,700,000.00) (the "Purchase Price").
   ☒ The Purchase Price will be paid with ALL CASH

2) **EARNEST MONEY DEPOSIT:** Within two (2) business days after the Effective Date of this Agreement (as defined in paragraph 25 below), Buyer shall deposit with National Title Group, 4131 N Central Expy Suite 450 Dallas, TX 75204 Attn: Joanna Howell ("Title Company") One Hundred Thousand Dollars ($100,000) in the form of a certified check, cashier's check or wire transfer as the earnest money deposit ("Deposit") to be held in trust for the benefit of the parties by National Title Group ("Escrow Agent") in its capacity as escrow agent in one or more fully insured and interest bearing accounts of Federally insured banking or savings institution(s), pursuant to the terms of this Agreement. This sum, any additions thereto, and any interest earned thereon is the Deposit to be applied to the Purchase Price.

   Upon removal of the contingencies set forth in paragraphs 4 and 7, the Deposit shall become non-refundable except as otherwise expressly provided herein. The entire Deposit, plus any interest thereon, shall be credited to the Purchase Price at the Closing Date, unless otherwise provided herein. If Buyer fails to timely deliver the Deposit, Seller may, at Seller's option, terminate this Agreement by delivering a written termination notice to Buyer at any time prior to the date Buyer actually delivers the Deposit.

3) **CLOSING DATE:** The closing of the sale (the "Closing Date") will be on or before 30 days after the end of the Feasibility Period (defined in Paragraph 7.2(A)). If either party fails to close by the Closing Date, the non-defaulting party may exercise the remedies in Paragraph 13.

   A. At closing, Seller will execute and deliver, at Seller's expense, a special warranty deed. The deed must include a vendor's lien if any part of the Purchase Price is financed. The deed must convey good and indefeasible title to the Property in fee simple and show no exceptions other than those permitted under Paragraph 4 or other provisions of the Agreement. Seller must convey the Property at closing:
   (1) with no liens, assessments, or Uniform Commercial Code or other security interest against the Property which will not be satisfied out of the Purchase Price, unless the Buyer is assuming existing loans;
   (2) without any assumed loans in default; and

(3) with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this Agreement.

B. At closing, Seller, at Seller's expense, will also deliver:
(1) tax statements showing no delinquent taxes on the Property;
(2) a bill of sale with warranties to title conveying title, free and clear of all liens, to any personal property defined as part of the Property above, or sold under this Agreement;
(3) an assignment of all leases to or on the Property;
(4) to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations;
(a) licenses and permits;
(b) maintenance, management, and other agreements; and
(c) warranties and guaranties;

(5) a rent roll current on the day of the closing certified by Seller as true and correct.
(6) evidence that the person executing this Agreement is legally capable and authorized to bind Seller; and
(7) any notices, statements, certificates, affidavits, releases, and other documents required by this Agreement, the title commitment, or applicable law that is necessary for the closing of the sale and the issuance of the title policy;
(8) an Owner's Policy of Title Insurance issued by the Title Company in the amount of the Purchase Price dated at or after the Closing Date, insuring Buyer against all loss under the Title Policy, subject only to: (1) those title exceptions permitted by this Agreement or as may be approved by Buyer in writing; and (2) the standard printed exceptions contained in the promulgated form of title policy. The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines may be deleted by Buyer at Buyer's sole cost and expense and at Buyer's sole option.
(9) possession of the Property to Buyer upon closing and funding of the sale in its present condition with any repairs Seller is obligated to complete under this Agreement, ordinary wear and tear excepted.

Until Closing Date, Seller will operate the Property in the same manner as on the Effective Date, including maintaining customary casualty and liability insurance, will not transfer or dispose of any of the personal property described in this Agreement or to be sold under this Agreement before closing that is not authorized by separate agreement and will not amend, terminate or modify any existing leases, or enter into any new leases affecting the Property, without first obtaining Buyer's prior written consent, such consent to be granted or withheld in Buyer's sole discretion.

C. At closing, Buyer will:
(1) pay the Purchase Price in good funds acceptable to the escrow agent;
(2) deliver evidence that the person executing this Agreement is legally capable and authorized to bind Buyer;
(3) execute and deliver any notices, statements, certificates, or other documents required by this Agreement or law necessary to close the sale.

D. **PRORATIONS:** Real property taxes, assessments, rents under existing leases, and any other expenses of the Property shall be prorated as of the Closing Date. Security deposits, advance rentals, and the amount of any future lease credits shall be credited to Buyer. Delinquent or unpaid rents and C.A.M. reconciliations shall be handled outside of escrow and neither Agent or escrow shall be responsible for same.

LEASED PROPERTY PRORATIONS: Rents actually collected (prior to closing) will be prorated as of the Closing Date and rent collected thereafter applied first to rental payments then owed the Buyer and their remainder paid to the Seller. Utilities and other normally prorated operating expenses shall be prorated as of the Closing Date All free rent due any tenant at the close of escrow for rental periods after the closing, and any unpaid tenant improvement allowances or leasing commissions, shall be a credit against the Purchase Price. Other income and expenses shall be prorated as customary as of the Closing Date.

E. **SALES EXPENSES:**
(1) Seller's Expenses: Seller will pay for the following at or before closing:
(a) releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;
(b) release of Seller's loan liability, if applicable;
(c) tax statements or certificates;
(d) preparation of the deed, assignment of leases and any bill of sale;
(e) one-half of any escrow fee;
(g) costs to record any documents to cure title objections that Seller must cure;
(h) the base premium for the Owner's Title Policy in the amount of the Purchase Price and
(i) other expenses that Seller will pay under other provisions of this Agreement.
(2) Buyer's Expenses: Buyer will pay for the following at or before closing:

(a) all loan expenses (for example, application fees, origination fees, discount fees, buy-down fees, commitment fees, appraisal fees, assumption fees, recording fees, tax service fees, mortgage title policy expenses, credit report fees, document preparation fees, interest expense that Buyer's lender requires Buyer to pay at closing, loan related inspection fees, amortization schedule fees, courier fees, underwriting fees, wire transfer fees, and other fees required by Buyer's lender);
(b) preparation fees of any deed of trust;
(c) recording fees for the deed and any deed of trust;
(d) premiums for flood and hazard insurance as may be required by Buyer's lender;
(e) one-half of any escrow fee;
(f) copy and delivery fees for delivery of the title commitment and related documents;
(g) the cost of any endorsements to the Owner's Title Policy and any Lender Title Policy requested by Buyer; and
(h) other expenses that Buyer will pay under other provisions of this Agreement.

4) TITLE:

A. **TITLE INSURANCE POLICY:** Within five (5) calendar days after the Effective Date of this Agreement, Seller shall furnish or cause to be furnished to Buyer a commitment for a standard Texas owner's policy of title insurance, together with legible copies of all title exceptions ("Commitment") to be issued at the Closing Date by the Title Company for the Property. Seller authorizes the company to deliver the commitment and related documents to Buyer at Buyer's address.

B. **SURVEY:** Survey must be made by a duly registered professional land surveyor acceptable to the Title Company and Buyer's lender.

Within three calendar days after the Effective Date of this Agreement, Seller shall furnish Seller's existing Survey of the Property to Buyer and the Title Company, along with Seller's Affidavit acceptable to the Title Company for approval of the Survey. If the Survey is not approved by the Title Company or Buyer's Lender, a new Survey will be obtained by Buyer at Buyer's expense, no later than twenty-one (21) days after execution of this Agreement.

The survey must identify the Property by metes and bounds or platted lot description; show that the survey was made and staked on the ground with the corners permanently marked; set forth the dimensions and total area of the Property; show the locations of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, easements, and rights of way on the Property with all easements and rights of way referenced to the recording information; show any discrepancies or conflicts in boundaries, any visible encroachments, and any portion of the Property lying in a special flood hazard area as shown on the current Federal Emergency Management Agency Flood Insurance Rate Map; and contain the Surveyors Certificates that the survey is true and correct.

Within ten (10)) calendar days following receipt of the above referenced documents, Buyer shall specify in writing any exceptions to which Buyer reasonably objects. If Buyer fails to object within this time period, all of Buyer's objections shall be deemed to be waived. If Buyer objects to any exceptions, Seller shall, within five (5) calendar days after receipt of Buyer's objections, deliver to Buyer written notice that either (i) Seller will, at Seller's expense, attempt to remove the exception(s) to which Buyer has objected before the Closing Date or (ii) Seller is unwilling or unable to eliminate said exception(s). If Seller fails to so notify Buyer or is unwilling or unable to remove any such exception by the Closing Date, Buyer may either (i) elect to terminate this Agreement and receive back the entire Deposit plus interest thereon, in which event Buyer and Seller shall have no further obligations under this Agreement; or, alternatively, (ii) Buyer may elect to purchase the Property hereunder subject to such exception(s).

5) NOTICES:

A. **SPECIAL ASSESSMENT DISTRICTS:** If the Property is determined to be situated within a utility district or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49 of the Texas Water Code requires Seller to deliver to Buyer as part of the title documents the required written notice ("MUD Notice") and Buyer agrees to acknowledge receipt of the MUD Notice in writing prior to the Closing Date. The MUD Notice shall set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code. If the Property is subject to mandatory membership in a property owner's association, Seller shall notify Buyer of the current annual budget of the property owners' association, and the current authorized fees, dues and/or assessments relating to the Property. Buyer and Seller hereby agree and acknowledge that Agent shall have no responsibility for determining whether the Property is in any such district, nor the compliance by any party with the requirements applicable to such property. If applicable, Buyer, Seller and their respective legal advisors shall prepare and execute an appropriate Addendum to this Agreement as they deem necessary.

B. TIDALLY INFLUENCED PROPERTY: If the Property abuts the tidally influenced waters of the state, Section 33.135 of the Texas Natural Resources Code requires a notice regarding coastal area property to be included in this Agreement. Buyer and Seller hereby agree and acknowledge that Agent shall have no responsibility for determining whether the Property is a tidally influenced property, nor the compliance by any party with the requirements applicable to such property. If applicable, Buyer, Seller, and their respective legal advisors shall prepare and execute an appropriate Addendum to this Agreement as they deem necessary.

C. ABSTRACT: At the time of the execution of this Agreement, Buyer acknowledges that Agent has advised and hereby advises Buyer, by this writing, that Buyer should have the abstract covering the Property examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance.

D. DISCLOSURE OF REAL ESTATE LICENSURE:

The _____ in this transaction is a licensed real estate agent acting as a principal, and is associated with _____, a licensed real estate broker.

The _____ in this transaction is a licensed real estate agent acting as a principal, and is associated with _____, a licensed real estate broker.

E. INTRACOASTAL WATERWAY: If the Property is located seaward of the Gulf Intracoastal Waterway, Section 61.025, Texas Natural Resources Code, requires a notice regarding the seaward location of the Property to be included as part of this Agreement.

F. MOLD/ALLERGEN ADVISORY: Buyer is advised of the possible presence within properties of toxic (or otherwise illness-causing) molds, fungi, spores, pollens and/or other botanical substances and/or allergens (e.g. dust, pet dander, insect material, etc.). These substances may be either visible or invisible, may adhere to walls and other accessible and inaccessible surfaces, may be embedded in carpets or other fabrics, may become airborne, and may be mistaken for other household substances and conditions. Exposure carries the potential of possible health consequences. Agent strongly recommends that Buyer contact the Texas Department of Health for further information on this topic. Buyer is advised to consider engaging the services of an environmental or industrial hygienist (or similar, qualified professional) to inspect and test for the presence of harmful mold, fungi, and botanical allergens and substances as part of Buyer's physical condition inspection of the Property, and Buyer is further advised to obtain from such qualified professionals information regarding the level of health-related risk involved and the advisability and feasibility of eradication and abatement. Buyer is expressly cautioned that Agent has no expertise in this area and is, therefore, incapable of conducting any level of inspection of the Property for the possible presence of mold and botanical allergens. Buyer acknowledges that Agent has not made any investigation, determination, warranty or representation with respect to the possible presence of mold or other botanical allergens, and Buyer agrees that the investigation and analysis of the foregoing matters is Buyer's sole responsibility and that Buyer shall not hold Agent responsible therefore.

6) MATERIAL FACTS:

To Seller's knowledge (with "knowledge", as it refers to Seller, meaning solely the actual (not imputed) knowledge of Damir Pevec and Beverly Heflin as of the date the representation is made and without any duty of discovery, investigation, inquiry or inspection, and without any liability on the part of Mr. Pevec or Ms. Heflin), provided that Seller represents Mr. Damir Pevec and Ms. Beverly Heflin have personal knowledge concerning the Seller's ownership and operation of the Property : (Check (A) or (B) only)

DP __X__(A) Seller is not aware of any material defects to the Property except as may be stated in the Property Condition Statement attached hereto as Addendum C, if any.

_____(B) Seller is not aware of any of the following, except as described otherwise in this Agreement:
(1) any subsurface: structures, pits, waste, springs, or improvements;
(2) any pending or threatened litigation, condemnation, or assessment affecting the Property;
(3) any environmental hazards or conditions that affect the Property;
(4) whether the Property is or has been used for the storage or disposal of hazardous materials or toxic waste, a dump site or landfill, or any underground tanks or containers;
(5) whether radon, asbestos insulation or fireproofing, urea-formaldehyde foam insulation, lead-based paint, toxic mold (to the extent that it adversely affects the health of ordinary occupants), or other pollutants or contaminants of any nature now exist or ever existed on the Property;
(6) whether wetlands, as defined by federal or state law or regulation, are on the Property;
(7) whether threatened or endangered species or their habitat are on the Property; and
(8) any material physical defects in the improvements on the Property.

(describe any exceptions to (1)-(8) in an addendum.)

7) INSPECTION CONTINGENCIES:

7.1) FEASIBILITY: Within three (3) days after the Effective Date, Seller will deliver to Buyer the following items to the extent that the items are in Seller's possession or readily available to Seller. Any item not delivered is deemed not to be in Seller's possession or readily available to Seller. The items Seller will deliver are:

(A) copies of Seller's books and records relating to the Property;

(B) any Phase I Environmental Report and all other third party reports or environmental assessments, studies or analyses relating to the Property or its condition.

(C) copies of all current leases pertaining to the Property, including any guaranties, modifications, supplements, or amendments to the leases (leases, modifications, supplements and/or amendments for multifamily properties will be made available to Buyer during regular business hours at the Property);

(D) copies of all notes and deeds of trust against the Property that Buyer will assume or that Seller will not pay in full on or before closing;

(E) 2019 and 2020 YTD operating and income statements and balance sheets for the Property;

(F) delinquency reports;

(G) property tax statements and any appraisal notices for the Property for the previous 2 calendar years;

(H) any plans, specifications or warranties related to the improvements on the Property.

(I) copies of current utility bills and/or capacity letters from the Property's water and sewer service provider;

(J) existing management agreements and service agreements, if any; and

(K) such other items reasonably requested by Buyer based on its review of the foregoing.

7.2) INSPECTIONS, STUDIES, OR ASSESSMENTS:

(A) During the period of time commencing on the Effective Date and expiring at close of business Dallas time on the date that is thirty (30) days thereafter (the "Feasibility Period"), Buyer and Buyer's representatives shall have the right to enter the Property during reasonable business hours for the purpose of inspecting the Property, and may, at Buyer's expense, complete or cause to be completed non-invasive inspections, studies, or assessments of the Property, including all improvements and fixtures. Inspections, studies, or assessments may include, but are not limited to:
(1) physical property inspections (for example, structural pest control, mechanical, structural, electrical, and plumbing inspections);
(2) economic feasibility studies;
(3) non-invasive environmental assessments (for example, soil tests, air sampling, and paint sampling);
(4) engineering studies; and
(5) compliance inspections (for example, compliance determination with zoning ordinances, restrictions, building codes, and statutes).

Buyer shall provide Seller with copies of any third party reports obtained by Buyer pursuant to the foregoing; provided, however, that Buyer makes no representations or warranties as to such third party reports, including but not limited to their accuracy, completeness or Seller's right to rely thereon.

(B) Seller, at Seller's expense, will turn on all utilities necessary for Buyer to make inspections, studies, or assessments.

(C) Buyer must:
(1) employ only trained and qualified inspectors and assessors;
(2) notify Seller, in advance, of when the inspectors or assessors will be on the Property;
(3) abide by any reasonable entry rules or requirements that Seller may require;
(4) not interfere with existing operations or occupants of the Property;
(5) provide Seller with sufficient evidence to show that Buyer and any inspector, assessor, employee, representative or agent of Buyer who is to enter upon the Property is adequately covered by a general commercial liability insurance policy issued by a carrier reasonably acceptable to Seller against any and all liability arising out of Buyer's or Buyer's agents' entry upon and inspection of the Property, including any loss or damage to the property, with coverage in the amount of One Million Dollars ($1,000,000), which policy shall name Seller as an additional insured; and
(6) restore the Property to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed.

(D) Except for those matters that arise from the negligence of Seller or Seller's agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer's inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller's agents against any claim involving a matter for which Buyer is responsible under this paragraph; provided, however, that Buyer's indemnification shall not cover or extend to any matters, including any claim of diminution in value of the Property or other consequences which might result from the discovery by Buyer or its agents of any fact or condition existing on the Property which is not caused or introduced by Buyer or its agents. . This paragraph survives termination of this Agreement.

7.3) **FEASIBILITY PERIOD AND RIGHT TO TERMINATE:** Buyer may terminate this Agreement for any or no reason prior to expiration of the Feasibility Period by providing Seller with written notice of termination. If Buyer does not terminate prior to expiration of the Feasibility Period, Buyer's objections for inspections shall be deemed to be waived. Notwithstanding anything herein to the contrary, $100.00 of the Deposit will be non-refundable and will be distributed to Seller upon any termination of this Agreement as full payment and independent consideration for Seller's performance under this Agreement. If this Agreement is properly terminated by Buyer, the Deposit (including interest thereon) less the non-refundable portion will be promptly returned to Buyer and the parties will have no further rights or obligations under this agreement except for any that expressly survive the termination of this Agreement.

7.4) **CURRENT OPERATIONS:** Seller may not, except in the ordinary course, enter into, amend, or terminate any other agreement that affects the operations of the Property without Buyer's prior written approval. The Seller of a multifamily Property may continue to lease available units without the Buyer's written approval. Seller will continue to operate the Property in its normal course of business, including routine maintenance, payment of insurance premiums, and other day-to-day obligations.

7.5) **NONCONFORMANCE:** Buyer has or will independently investigate and verify to Buyer's satisfaction the extent of any limitations of uses of the Property. Buyer acknowledges that the current use of the Property or the improvements located on the Property (or both) may not conform to applicable Federal, State or municipal laws, ordinances, codes or regulations. Zoning, permitted uses, height limitations, setback requirements, minimum parking requirements, limitations on coverage of improvements to total area of land, Americans with Disabilities Act requirements, wetlands restrictions and other matters may have a significant economic impact upon the intended use of the Property by Buyer. However, if Seller is aware of pending zoning changes and/or current nonconformance with any Federal, State or local laws, ordinances, codes or regulations, Seller shall disclose same to Buyer in writing prior to the expiration of the Feasibility Period.

8) **EXCHANGE:** Buyer agrees to cooperate should Seller elect to sell the Property as part of a like-kind exchange under IRC Section 1031. Seller's contemplated exchange shall not impose upon Buyer any additional liability or financial obligation, and Seller agrees to hold Buyer harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Seller's ability to acquire a suitable exchange property or effectuate an exchange. In the event any exchange contemplated by Seller should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein. Seller agrees to cooperate should Buyer elect to purchase the Property as part of a like-kind exchange under IRC Section 1031. Buyer's contemplated exchange shall not impose upon Seller any additional liability or financial obligation, and Buyer agrees to hold Seller harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Buyer's ability to dispose of its exchange property or effectuate an exchange. In the event any exchange contemplated by Buyer should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.

9) **"AS IS" CONDITION OF PROPERTY:** EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED BY SELLER AT CLOSING, (a) SELLER HAS NOT MADE (AND SPECIFICALLY NEGATES AND DISCLAIMS) ANY REPRESENTATIONS OR WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTEES OF ANY KIND, CHARACTER OR NATURE WHATSOEVER, WHETHER EXPRESS, IMPLIED OR OTHERWISE, ORAL OR WRITTEN, OF, AS TO, CONCERNING OR RELATING TO THE CONDITION OF THE PROPERTY INCLUDING THE STRUCTURAL INTEGRITY OF THE BUILDING, THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, CONFORMITY TO PAST, CURRENT OR FUTURE ZONING OR BUILDING CODE REQUIREMENTS, THE EXISTENCE OF SOIL INSTABILITY, SOIL REPAIRS, AND ANY OTHER SOIL CONDITIONS, SUFFICIENCY OF UNDERSHORING AND DRAINAGE, THE EXISTENCE OF ANY FLOOD PLAINS OR FLOOD HAZARDS OR SIMILAR CONDITIONS, EVERY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE LAND OR IMPROVEMENTS, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE INCOME AND EXPENSES GENERATED BY THE PROPERTY; (b) BY THE EXPIRATION OF THE FEASIBILITY PERIOD, BUYER WILL HAVE EXAMINED, REVIEWED AND INSPECTED ALL MATTERS WHICH, IN BUYER'S JUDGMENT, BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR BUYER'S PURPOSES; AND (c) UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT PROPERTY CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, SELLER AND BUYER AGREE THAT EXCEPT FOR THE EXPRESS REPRESENTATIONS IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED BY SELLER AT CLOSING, SURVIVAL LIMITATION IN PARAGRAPH 28 AND THE LIMITATIONS OF LIABILITY SET FORTH IN PARAGRAPH 29, BUYER IS TAKING THE PROPERTY "AS IS, WHERE IS" WITH ANY AND ALL LATENT AND PATENT DEFECTS AND THAT THERE

IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT, ASSERTION OR NONASSERTION BY SELLER OR SELLER'S AGENTS WITH RESPECT TO THE PROPERTY CONDITION, BUT IS RELYING SOLELY UPON ITS OWN EXAMINATION OF THE PROPERTY. BUYER TAKES THE PROPERTY UNDER THE EXPRESS UNDERSTANDING THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR LIMITED WARRANTIES OF TITLE SET FORTH IN THE CLOSING DOCUMENTS). BY EXECUTING THIS AGREEMENT, AND SUBJECT TO AND EFFECTIVE UPON THE CLOSING, BUYER HEREBY GIVES SELLER, AS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THIS AGREEMENT, A FULL RELEASE OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BUYER MAY HAVE NOW OR IN THE FUTURE RELATING TO THE PROPERTY, EXCEPT ONLY FOR SELLER'S FRAUD, WILLFUL MISCONDUCT, AND/OR SELLER'S MATERIAL BREACH OF ANY REPRESENTATIONS OR WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL SUBJECT, AS APPLICABLE, TO THE SURVIVAL LIMITATION IN PARAGRAPH 28 AND THE LIMITATIONS OF LIABILITY SET FORTH IN PARAGRAPH 29. THIS PROVISION WILL SURVIVE THE CLOSING.

DS DP

Seller's Initials: ____________ **Buyer's Initials:**__________

10) **RISK OF LOSS:** Risk of loss to the Property shall be borne by Seller until title has been conveyed to Buyer or Buyer's designee. In the event that the improvements on the Property are destroyed or materially damaged between the Effective Date of this Agreement and the Closing Date, Buyer shall have the option of demanding and receiving back the Deposit (including interest thereon), with the parties being released from all obligations of this Agreement, or, alternatively, taking such improvements as Seller can deliver. In such event, Seller shall pay all deductible amounts that are due under the insurance policy and assign all insurance proceeds to Buyer and credit the amount of the deductible due under the insurance policy or will give Buyer a credit against the Purchase Price at closing. Seller shall maintain the Property through the Closing Date in substantially the same condition and repair as approved by Buyer, reasonable wear and tear excepted.

11) **CONDEMNATION:** If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:

(A) terminate this Agreement by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the Deposit (plus interest thereon), less any independent consideration under Paragraph 7.3, will be refunded to Buyer; or

(B) appear and defend the condemnation proceedings and any award will, at Buyer's election, belong to:
(1) Seller and the Purchase Price will be reduced by the same amount; or
(2) Buyer and the Purchase Price will not be reduced.

12) **DEFAULT:**

(A) If Buyer fails to comply with this Agreement, Buyer is in default and Seller may terminate this Agreement and receive the Deposit as liquidated damages as its sole and exclusive remedy, thereby releasing the parties from this Agreement. Seller and Purchaser acknowledge that the actual damages that would be suffered by Seller in the event of Purchaser's default would be extremely difficult or impossible to precisely determine, but nonetheless stipulate and agree that the Earnest Money represents a reasonable forecast of those damages

(B) If, without fault, Seller is unable within the time allowed to deliver the estoppel certificates or the SNDA's (as defined below), Buyer may:
(1) terminate this Agreement and receive the Deposit (plus interest thereon), less any independent consideration under Paragraph 7.3, as the sole remedy; or
(2) extend the time for performance up to seven (7) days and the closing will be extended as necessary.

(C) Except as provided in Paragraph 13B, if Seller fails to comply with this Agreement, Seller is in default and Buyer may:
(1) terminate this Agreement and receive the Deposit, Seller. thereby releasing the parties from this Agreement; or
(2) enforce specific performance.

13) **ESCROW:**

(A) At closing, the Deposit (including interest thereon) will be applied towards the Purchase Price.

(B) If both parties make written demand for the Deposit, Escrow Agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.

(C) If one party makes written demand for the Deposit, Escrow Agent will give notice of the demand by providing to the other party a copy of the demand. If Escrow Agent does not receive written objection to the demand from the other party within 10 days after the date Escrow Agent sent the demand to the other party, Escrow Agent may disburse the Deposit (plus interest thereon) to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the Deposit and Escrow Agent may pay the same to the creditors.

(D) Escrow Agent will deduct any independent consideration under Paragraph 7.3 before disbursing any Deposit to Buyer and will pay the independent consideration to Seller.

(E) If Escrow Agent complies with this Paragraph 13, each party hereby releases Escrow Agent from all claims related to the disbursal of the Deposit.

(F) Notices under this Paragraph 13 must be sent by certified mail, return receipt requested, or by electronic mail. Notices to Escrow Agent are effective upon receipt by Escrow Agent.

14) **ROLLBACK TAXES:** If Seller changes the use of the Property before closing or if a denial of the special evaluation of the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest for periods before closing, the assessments will be the obligation of the Seller. This paragraph 14 survives the Closing Date.

15) **AUTHORIZATION:** Agent may not disseminate sales information regarding this transaction, including the Purchase Price of the Property, without obtaining the prior written consent of Seller and Buyer..

16) **OTHER BROKERS:** Buyer and Seller agree that, in the event any broker, other than Agent or a broker affiliated with Agent, is involved in the disposition of the Property, Agent shall have no liability to Buyer, Seller or other person or entity, for the acts or omissions of such other broker, who shall not be deemed to be a subagent of Agent.

17) **AGENT'S DISCLAIMER:** Buyer and Seller acknowledge that Agent has not made any investigation, determination, warranty or representation with respect to, without limitation, any of the following: (a) the financial condition or business prospects of the Property, or of any occupant of the Property, or any occupant's intent to continue or renew its occupancy in the Property; (b) the legality of the present or any possible future use of the Property under any federal, state or local law or ordinance; (c) pending or possible future action by any third party or governmental entity or agency which may affect the Property; (d) the condition of the Property, including but not limited to, its physical condition, soil conditions, the integrity and quality of any improvements, and the presence or absence of fungi or wood destroying organisms or pests; (e) the accuracy or completeness of financial information concerning the Property including, without limitation, any income and expense information, projections of square footage, leases, licenses, options and other agreements affecting the Property; (f) the possibility that leases, options, or other agreements, matters or documents exist which affect or encumber the Property and which have not been provided or disclosed by Seller; (g) the presence or location of any hazardous materials on or about the Property, including but not limited to, asbestos, PCB's, lead paint, underground storage tanks or other toxic, hazardous or contaminated substances; (h) the accuracy of any information contained in any estoppel certificate or similar letter from any occupant of the Property; (i) whether the Property is in any special assessment district or is a tidally influenced property; or, (j) the number of legal parcels or units within the Property. When involved, Agent has acted solely as a conduit for the exchange of such information between Buyer and Seller and makes no representation or warranty whatsoever concerning the accuracy or reliability of such information. The Agents do not warrant that Seller will disclose any or all property defects or other matters pertaining to the Property or its condition.

BUYER AGREES THAT INVESTIGATION AND ANALYSIS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE FOREGOING MATTERS, ARE BUYER'S SOLE, INDEPENDENT RESPONSIBILITY AND THAT BUYER SHALL NOT HOLD AGENT RESPONSIBLE THEREFORE. BUYER AGREES AND ACKNOWLEDGES THAT BUYER HAS NOT RELIED UPON ANY REPRESENTATION OF AGENT IN CONNECTION WITH BUYER'S PURCHASE OF THE PROPERTY.

18) **AGENT'S LIMITED AUTHORITY AND RESPONSIBILITY:** Agent shall have no authority to bind either Buyer or Seller to any modification or amendment of this Agreement. Agent shall not be responsible for performing any due diligence or other investigation of the Property on behalf of either Buyer or Seller, or for providing either party with professional advice with respect to, without limitation, any legal, tax, engineering, construction or hazardous materials issues.

19) **LIMITATION OF AGENT'S LIABILITY: EXCEPT FOR AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, SELLER AND BUYER AGREE TO HOLD THE AGENTS HARMLESS FROM ANY DAMAGES, CLAIMS, COSTS AND EXPENSES RESULTING FROM OR RELATED TO ANY PARTY FURNISHING TO THE AGENTS OR BUYER ANY FALSE, INCORRECT OR INACCURATE INFORMATION WITH RESPECT TO THE**

PROPERTY OR SELLER'S CONCEALING ANY MATERIAL INFORMATION WITH RESPECT TO THE CONDITION OF THE PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENTS' LIABILITY FOR ERRORS OR OMISSIONS, NEGLIGENCE, OR OTHERWISE, IS LIMITED TO THE RETURN OF THE FEE, IF ANY, PAID TO THE RESPONSIBLE AGENT PURSUANT TO THIS CONTRACT. IN ADDITION, SELLER AND BUYER AGREE TO DEFEND AND HOLD THE AGENTS PARTICIPATING IN THIS TRANSACTION HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, DEBTS, DAMAGES, COSTS, AND EXPENSES INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS FEES AND COURT COSTS, RELATED TO OR ARISING OUT OF OR IN ANY WAY CONNECTED TO REPRESENTATIONS ABOUT THE PROPERTY OR MATTERS THAT SHOULD BE ANALYZED BY EXPERTS.

20) **WAIVER OF JURY TRIAL: TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ALL PARTIES WAIVE THE RIGHT TO A JURY TRIAL IN THE EVENT OF LITIGATION .**

21) **SUCCESSORS & ASSIGNS:** This Agreement and any addenda hereto shall be binding upon and inure to the benefit of the heirs, successors, agents, representatives and assigns of the parties hereto. Buyer may assign its interest in this Contract to any affiliate or other entity owned or controlled by Buyer or the principals of Buyer without Seller's consent.

22) **TIME:** Time is of the essence of this Agreement. The parties require strict compliance with the times for performance. If the last date to perform under a provision of this Agreement falls on a Saturday, Sunday or legal holiday, the time for performance is extended until 5:00 p.m. the next day which is not a Saturday, Sunday or legal holiday.

23) **FOREIGN INVESTOR DISCLOSURE:** Seller and Buyer agree to execute and deliver any instrument, affidavit or statement, and to perform any act reasonably necessary to carry out the provisions of the Foreign Investment in Real Property Tax Act (FIRPTA) and regulations promulgated there under. Buyer and Seller both agree to provide a signed FIRPTA form to Agent on or before the closing date.

24) **OFAC:** Buyer is not now, and shall not at any time until the Closing Date be, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a "**Person**") with whom a United States citizen, entity organized under the laws of the United States or its territories (collectively, a "**U.S. Person**") is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury ("**OFAC**") (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Neither Buyer nor any Person who is affiliated with or owns an interest in Buyer, nor any Person having a beneficial interest in Buyer, nor any Person for whom Buyer is acting as agent or nominee, nor any Person providing funds to Buyer (collectively, a "**Buyer Party**") does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by OFAC; Seller is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and the Property or payments received by Buyer under the terms of this Agreement will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.

25) **ACCEPTANCE AND EFFECTIVE DATE:** The "Effective Date" of this Agreement for the purpose of performance of all obligations is the date Escrow Agent receives this Agreement after all parties execute this Agreement.

This Agreement may be executed in counterparts, and transmitted by facsimile by and to the parties, and each such counterpart shall be deemed an original, and all of them together shall constitute a single instrument.

26) **GOVERNING LAW:** This Agreement shall be construed under and governed by the laws of the State of Texas and, unless otherwise provided herein, all obligations of the parties hereunder are to be performed in the county where the Property is located.

27) **NON-DISCRIMINATION:** Buyer and Seller acknowledge that it is illegal for either Seller, Buyer or Agent to refuse to lease or sell to any person on the basis of, without limitation, race, color, religion, national origin, sex, age, marital status or physical disability.

28) **INTEGRATION AND SURVIVAL:** This Agreement contains the entire understanding and agreement between Buyer and Seller concerning the subject matter herein, and supersedes any and all prior agreements, understandings, promises and representations, whether written or oral, between the Buyer and Seller, concerning the subject matter hereof. There are no other understandings, oral or written, which in any way alter or enlarge the terms of this Agreement, and there are no warranties or representations with respect to the Property or this Agreement of any nature whatsoever, either express or implied, except as set forth herein. Any representations or warranties of Seller hereunder shall survive for a period of twelve (12) months following the Closing or a termination of this Agreement,

as applicable. Should any provision of this Agreement or portion thereof be deemed illegal, invalid or otherwise unenforceable, then to the maximum extent permitted by law, the remainder of the Agreement shall remain valid and binding as between the parties.

29) **LIMITATION OF LIABILITY:** In no event shall Buyer seek or attempt to obtain any recovery or judgment hereunder against any of Seller's direct or indirect directors, officers, shareholders, or employees.

30) **NOTICES:** All notices required or permitted hereunder shall be given to the parties in writing (with a copy to Agent) at their respective addresses as set forth below, unless otherwise agreed by the parties. Should the date upon which any act required to be performed by this Agreement fall on a Saturday, Sunday or holiday, the time for performance shall be extended to 5:00 p.m. the next business day. All notices between Buyer and Seller must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, sent via a nationally recognized overnight carrier, or sent by electronic mail to the parties' addresses set out as follows:

Seller:	Mobile Park Investment, Inc., a Texas corporation	Buyer:	Envela Corporation
c/o:		c/o:	
Address:		Address:	
Telephone No.:		Telephone No.:	
Fax No.:		Fax No.:	
Email:		Email:	

31) **ATTACHED ADDENDA:**

- ☑ Information About Brokerage Services
- ☑ Addendum A - Legal Description
- ☑ Addendum B - Estoppel Certificates and SNDA's
- ☐ Addendum C - Disclosure Notice

32) **AGENCY:** The Term "Agent" refers to Marcus & Millichap Real Estate Investment Services and/or Other Broker, if applicable as set forth below. Each Agent only has duties to the party they represent as identified below. If either Agent is acting as an Intermediary, then that Agent will only have the duties of an Intermediary and both Buyer and Seller consent by their signature below that Agent has provided all proper notices and disclosures to this sale:

Marcus & Millichap Real Estate Investment Services:		Other Broker: Morgan Realty Group, LLC	
c/o:	Ron Hebert	c/o:	Eric Morgan
Address:	5001 Spring Valley Rd. Suite 100 West Dallas, TX 75244	Address:	1701 W Northwest Hwy, Ste 100 Grapevine, Texas 76051
Telephone No.:	(972) 755-5245	Telephone No.:	214-222-0010
Fax No.:		Fax No.:	
Email:		Email:	

Buyer and Seller both acknowledge that they have been presented with the Information About Brokerage Services form prior to execution of this contract and have been advised of the below agency status.

Marcus & Millichap Real Estate Investment Services:

___represents Buyer only   _X_represents Seller only   ___is an Intermediary

Other Broker:

_X_represents Buyer only   ___represents Seller only

Seller will pay Agent the Commission specified by separate written Representation Agreement. Payment of the Commission will not alter the fiduciary relationships between the parties and the Agents. Seller shall pay a Commission of 2.5% of the purchase price to Morgan Realty Group, LLC.

33) **CONSENT REQUIRED:** Buyer, Seller, and Title Company agree that the Agents are third party beneficiaries of this Agreement with respect to the Commission established in the separate Representation Agreement, and that no changes may be made by Buyer, Seller, or Title Company as to the time of payment, amount of payment or the conditions for payment of the Commission without the written consent of the Agents; provided, however, that the foregoing shall not prohibit Buyer and/or Seller from unilaterally exercising any termination right granted herein, mutually agreeing to terminate this Contract, or amending the Purchase Price or the Closing Date even though such actions may affect the time of payment or amount of payment of the Commission.

34) **RIGHT TO CLAIM A LIEN:** Pursuant to Chapter 62 of the Texas Property Code, the Agents hereby disclose their right to claim a lien based on the separate Representation Agreement and any other commission agreements referenced in this Agreement or applicable to the transaction contemplated by this Agreement. This disclosure is hereby incorporated in any such commission agreements.

35) **AGREEMENT AS OFFER.** The execution of this Agreement by the first party constitutes an offer to purchase or sell the Property. Unless, within seven (7) days after the date of execution of this Agreement by the first party, this Agreement is accepted by the other party by signing the offer and delivering a fully executed copy to the first party or Title Company, the offer of this Agreement will be deemed automatically withdrawn, and the Deposit (including interest thereon, if any), will be promptly returned to Buyer.

36) **OTHER TERMS AND CONDITIONS:**

(A) It shall be a condition to Buyer's obligation to close this transaction that Cottonwood Financial Ltd. Lease (Tenant) be in full force and effect as of the Closing Date and that no event of default on the part of the Tenant or Seller thereunder then exist (the "Closing Condition"). In the event the Closing Condition is not satisfied, Buyer may either waive same and proceed to closing without a reduction to the Purchase Price, or terminate this Contract and receive a refund of the Deposit.

(B) The Seller will provide a $150,000 credit at Closing to Buyer, for any and all Roof issues and provide the Buyer all Roof Warranty Claim proceeds, if any, and allow Buyer to proceed with warranty claim and/or hire the current management company, Trinity Interests, to proceed with claim and hire its own attorney or the current Trinity Interests attorney.

BUYER AND SELLER HEREBY ACKNOWLEDGE THAT AGENT HAS ADVISED THE PARTIES TO CONSULT WITH THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE LEGAL EFFECT AND VALIDITY OF THIS AGREEMENT PRIOR TO ITS EXECUTION.

The rest of this page intentionally left blank

Executed below and to be effective as of the Effective Date.

BUYER:

DATE: 9/11/2020

Telephone: ____________________

Facsimile: ____________________

ENVELA CORPORATION, a Nevada corporation

By: [signature]
3E1E99A06838488...

Name: ____________________
Title: CFO

SELLER:

DATE: ____________________

Telephone: ____________________

Facsimile: ____________________

MOBILE PARK INVESTMENT, INC., a Texas corporation

By: Damir Pevec

Name: Damir Pevec

Title: President

SELLER:

DATE: ____________________

Telephone: ____________________

Facsimile: ____________________

Cochran-Cheston Trust

By: Damir Pevec

Name: Damir Pevec

Title: Co-Trustee

TITLE COMPANY RECEIPT: The title company acknowledges receipt of this contract on September 14, 2020 (the Effective Date) and, upon receipt of the Deposit, accepts the Deposit subject to the terms and conditions in this Agreement.

TITLE COMPANY:

DATE: September 14, 2020

Telephone: 214-520-9999

Facsimile: 214-520-8542

National Title Group

By: [signature]

Name: Joanna Howell

Title: Senior Escrow Officer

PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BROKER IS NOT QUALIFIED TO PROVIDE, AND HAS NOT BEEN CONTRACTED TO PROVIDE, LEGAL, FINANCIAL OR TAX ADVICE, AND THAT ANY SUCH ADVICE MUST BE OBTAINED FROM PARTIES' ATTORNEY, ACCOUNTANT OR TAX PROFESSIONAL.

Addendum A
Legal Description

PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BROKER IS NOT QUALIFIED TO PROVIDE, AND HAS NOT BEEN CONTRACTED TO PROVIDE, LEGAL, FINANCIAL OR TAX ADVICE, AND THAT ANY SUCH ADVICE MUST BE OBTAINED FROM PARTIES' ATTORNEY, ACCOUNTANT OR TAX PROFESSIONAL.

Information About Brokerage Services

Texas law requires all real estate license holders to give the following information about Brokerage services to prospective buyers, tenants, seller and landlords.

TYPES OF REAL ESTATE LICENSE HOLDERS:

- **A BROKER** is responsible for all brokerage activities including acts performed by sales agents sponsored by the broker.
- **A SALES AGENT** must be sponsored by a broker and works with clients on behalf of the broker.

A BROKER'S MINIMUM DUTIES REQUIRED BY LAW (A client is the person or party that the broker represents):

- Put the interests of the client above all others, including the broker's own interests;
- Inform the client of any material information about the property or transaction received by the broker;
- Answer the client's questions and present any offer to or counter-offer from the client; and
- Treat all parties to a real estate transaction honestly and fairly.

A LICENSE HOLDER CAN REPRESENT A PARTY IN A REAL ESTATE TRANSACTION:

AS AGENT FOR OWNER (SELLER/LANDLORD): The broker becomes the property owner's agent through an agreement with the owner, usually in a written listing to sell or property management agreement. An owner's agent must perform the broker's minimum duties above and must inform the owner of any material information about the property or transaction known by the agent, including information disclosed to the agent or subagent by the buyer or buyer's agent.

AS AGENT FOR BUYER/TENANT: The broker becomes the buyer/tenant's agent by agreeing to represent the buyer, usually through a written representation agreement. A buyer's agent must perform the broker's minimum duties above and must inform the buyer of any material information about the property or transaction known by the agent, including information disclosed to the agent by the seller or seller's agent.

AS AGENT FOR BOTH – INTERMEDIARY: To act as an intermediary between the parties the broker must first obtain the written agreement of *each party* to the transaction. The written agreement must state who will pay the broker and, in conspicuous bold or underlined print, set forth the broker's obligations as an intermediary. A broker who acts as an intermediary:

- Must treat all parties to the transaction impartially and fairly;
- May, with the parties' written consent, appoint a different license holder associated with the broker to each party (owner and buyer) to communicate with provide opinions and advice to, and carry out the instructions of each party to the transaction;
- Must not, unless specifically authorized in writing to do so by the party, disclose:
  - That the owner will accept a price less than the written asking price;
  - That the buyer/tenant will pay a price greater than the price submitted in a written offer; and
  - Any confidential information or any other information that a party specifically instructs the broker in writing not to disclose, unless required to do so by law.

AS SUBAGENT: A license holder acts as a subagent when aiding a buyer in a transaction without an agreement to represent the buyer. A subagent can assist the buyer but does not represent the buyer and must place the interest of the owner first.

TO AVOID DISPUTES, ALL AGREEMENTS BETWEEN YOU AND A BROKER SHOULD BE IN WRITING AND CLEARY ESTABLISH:

- The broker's duties and responsibilities to you, and your obligations under the representation agreement.
- Who will pay the broker for services provided to you, when payment will be made and how the payment will be calculated.

LICENSE HOLDER CONTACT INFORMATION: This notice is being provided for information purposes. It does not create an obligation for you to use the broker's services. Please acknowledge receipt of this notice below and retain a copy for your records.

Marcus & Millichap	9002994	tim.speck@marcusmillichap.com	972-755-5200
Licensed Broker/Broker Firm Name or Primary Assumed Business Name	License No.	Email Address	Phone
Tim A. Speck	432723	tim.speck@marcusmillichap.com	972-755-5200
Designated Broker or Firm	License No.	Email Address	Phone
Licensed Supervisor of Sales Agent/ Associate	License No.	Email Address	Phone
Ron Hebert	0514271	ron.herbert@marcusmillichap.com	972-755-5245
Sales Agent/Associate's Name	License No.	Email Address	Phone
Buyer/Tenant/Seller/Landlord Initials	Date		

Marcus & Millichap
Real Estate Investment Services

Addendum B
Estoppel Certificates and SNDA's

ESTOPPEL CERTIFICATES: Seller shall use commercially reasonable efforts to obtain and deliver to Buyer, within ten (10) calendar days prior to the Closing Date and dated not more than thirty (30) calendar days prior to the Closing Date, estoppel letters or certificates from each tenant, licensee or other occupant at the Property stating: (a) the date of commencement and the scheduled date of termination of their lease, license or occupancy agreement; (b) the amount of any advanced payments, rents and rent deposits paid to Seller; (c) the amount of monthly (or other periodic) payments to Seller; (d) that the lease, license or other occupancy agreement is in full force and effect and that there have been no modifications or amendments thereto, or, if there have been any modifications or amendments, a complete explanation of same; (e) the approximate square footage of the space within the Property they occupy (if set forth in any agreement); and (f) that there is no default under the terms of the lease, license or other occupancy agreement by Seller or Seller's agents. Buyer shall have (3) calendar days after receipt of the estoppel letters or certificates to approve the same. Buyer may only disapprove said estoppel letters and certificates, and cancel this Agreement, if the letters and certificates: (i) reflect a discrepancy from any documentation previously provided by Seller, not already discovered by Buyer, and such discrepancy materially affects the economics of this Agreement, or, (ii) reveal a previously undisclosed material breach of one of the leases, licenses or other occupancy agreements. Upon such reasonable disapproval and Buyer's written election, this Agreement shall be rendered null and void, Buyer and Seller shall have no further obligations hereunder, and all Deposits (including interest thereon) shall be returned to Buyer.

SNDA: Seller shall use commercially reasonable efforts to obtain and deliver to Buyer, within ten (10) calendar days prior to the Closing Date a subordination, non-disturbance and attornment agreement in form acceptable to Buyer's lender from each tenant requested by Buyer's lender (the "SNDA's"). In the event Seller fails to obtain such SNDA's, and upon Buyer's election, this Agreement shall be rendered null and void, Buyer and Seller shall have no further obligations hereunder, and all Deposits shall be returned to Buyer.

Seller:

Dated: August___, 2020
9/14/2020 | 15:27:53 EDT

MOBILE PARK INVESTMENT, INC., a Texas corporation

By: DocuSigned by: Damir Pevec DE047AEA4AC64BD...
Damir Pevec, President

Buyer:

Dated: August___, 2020
9/11/2020

ENVELA CORPORATION, a Nevada corporation

By: DocuSigned by: Bret Pedersen
Name: 3E1E99A088364BB...
Title: CFO

NO REPRESENTATION IS MADE BY AGENT AS TO THE LEGAL, FINANCIAL, TAX OR OTHER EFFECTS, OR THE VALIDITY OF, ANY PROVISION OF THIS AGREEMENT. AS A REAL ESTATE BROKER, AGENT IS

QUALIFIED TO GIVE ADVICE ON REAL ESTATE MATTERS ONLY. IF YOU DESIRE LEGAL, FINANCIAL, TAX OR OTHER PROFESSIONAL ADVICE, CONSULT YOUR ATTORNEY, ACCOUNTANT, TAX OR OTHER PROFESSIONAL ADVISOR.

Marcus & Millichap

ADDENDUM C TO Real Estate Purchase Agreement

This document is an addendum ("Addendum C") to the Real Estate Purchase Agreement between Mobile Park Investment, Inc., a Texas corporation ("Seller") and Envela Corporation, a Nevada corporation ("Buyer") dated September 14, 2020 for that certain real property located at 1901 Gateway Drive in the City of Irving, County of Dallas, State of Texas.

The provisions of this Addendum which are hereby added to and incorporated in the "Terms and Conditions of Sale" of the aforementioned Real Estate Purchase Agreement between Buyer and Seller:

1. Seller is not aware of any material defects to the Property except as disclosed in the due diligence information previously provided.
2. All other terms of the Real Estate Purchase Agreement shall remain.

ACCEPTANCE

The undersigned Seller and Agent accept and agree to the foregoing.

SELLER:

DocuSigned by: Damir Pervic
DE047AEA4AC648D...

Mobile Park Investment, Inc.,
a Texas corporation

DATE: 9/14/2020 | 14:49:21 EDT

DocuSigned by: Damir Pervic
DE047AEA4AC648D...

Cochron-Cheston Trust

DATE: 9/14/2020 | 14:49:21 EDT

BUYER: [signature]

Envela Corporation, a Nevada corporation

DATE: 9/14/20

Marcus & Millichap

ADDENDUM D TO Real Estate Purchase Agreement

This document is an addendum ("Addendum D") to the Real Estate Purchase Agreement between Mobile Park Investment, Inc., a Texas corporation ("Seller") and Envela Corporation, a Nevada corporation ("Buyer") dated September 14, 2020 for that certain real property located at 1901 Gateway Drive in the City of Irving, County of Dallas, State of Texas.

The provisions of this Addendum which are hereby added to and incorporated in the "Terms and Conditions of Sale" of the aforementioned Real Estate Purchase Agreement between Buyer and Seller:

1. Upon execution of the Purchase and Sales agreement, Buyer agrees to release (or let go hard) $10,000 of the Earnest Money to the Seller subject to a Clean Phase I Environmental Report, delivering clear Title and an engineering report confirming the foundation of the building is in good shape. The Earnest money shall be applicable to the Purchase Price.
2. All other terms of the Real Estate Purchase Agreement shall remain.

ACCEPTANCE

The undersigned Seller and Buyer accept and agree to the foregoing.

SELLER: DocuSigned by: Damir Perec DE047AEA4AC64BD... DATE: 9/23/2020 | 15:33:05 EDT

Mobile Park Investment Inc., a Texas corporation

DocuSigned by: Damir Perec DE047AEA4AC64BD... DATE: 9/23/2020 | 15:33:05 EDT

Cochron-Cheston Trust

BUYER: [signature] DATE: 9/18/20

Envela Corporation, a Nevada Corporation

Marcus & Millichap

ADDENDUM E TO Real Estate Purchase Agreement

This document is an addendum ("Addendum E") to the Real Estate Purchase Agreement between Mobile Park Investment, Inc., a Texas corporation ("Seller") and Envela Corporation, a Nevada corporation ("Buyer") dated September 14, 2020 for that certain real property located at 1901 Gateway Drive in the City of Irving, County of Dallas, State of Texas.

The provisions of this Addendum which are hereby added to and incorporated in the "Terms and Conditions of Sale" of the aforementioned Real Estate Purchase Agreement between Buyer and Seller:

1. Seller and Buyer agree to reduce the Purchase Price to $3,521,021.
2. Paragraph 36(B) is changed to read as follows:
   The Seller will provide the buyer all Roof Warranty Claim proceeds, if any, and allow Buyer to proceed with roof warranty claim and/or hire the current management company, Trinity Interests, to proceed with claim and hire its own attorney or the current Trinity Interests attorney.
3. Except as expressly changed by this Addendum E, all other terms of the Real Estate Purchase Agreement (as may have been previously modified) shall remain in full force and effect.

ACCEPTANCE

The undersigned Seller and Agent accept and agree to the foregoing.

SELLER:

DocuSigned by:
Damir Pevec
DE047AEA4AC64BD...

Mobile Park Investment, Inc., a Texas corporation

DATE: 11/2/2020 | 12:02:37 EST

DocuSigned by:
Damir Pevec
DE047AEA4AC64BD...

Cochron-Cheston Trust

DATE: 11/2/2020 | 12:02:37 EST

BUYER:

DocuSigned by:
Bret Pedersen
3E1E99A08838488...

Envela Corporation, a Nevada corporation

DATE: 11/2/2020 | 09:11:39 MST